UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2007

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GLENROSE INSTRUMENTS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51645 (Commission file no.)	20-3521719 (I.R.S. Employer Identification No.)
Glenrose Instruments Inc. 45 First Avenue Waltham, MA 02451 (Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 622-1120

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01. OTHER EVENTS.

GlenRose Instruments (the “Company”) performs services under numerous subcontract agreements on cost-reimbursable contracts with the federal government.  During the period 1998 to 2003, the Company was party to a subcontract agreement with Johnson Control Northern New Mexico (JCNNM) to provide services to Los Alamos National Laboratory on a cost-reimbursable basis.

On May 14, 2007, the Company received notification from IAP-Northern New Mexico (IAPNNM), the successor corporation to JCNNM, that the results of a Los Alamos National Laboratory audit for the period ending in 2003 determined that certain costs previously claimed and billed by the Company were subsequently deemed unallowable or otherwise not reimbursable. IAPNNM requested that the Company reimburse the amount of $321,836.38 that was paid to the Company during the subject time period.

The Company has not received copies of the subject audit reports from neither LANL audit, nor the Defense Contract Audit Agency, and is therefore unable to state whether or not it agrees with this determination. In the event it is determined that the Company has to reimburse such amount in full, the resultant cost would materially affect our results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 17, 2007	GLENROSE INSTRUMENTS INC. By: /s/ Anthony S. Loumidis Anthony S. Loumidis, Chief Financial Officer